UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-5965	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois, 60603

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 21, 2015, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Thomas E. Richards as a director of the Corporation. Mr. Richards also was elected as a director of The Northern Trust Company, the Corporation’s principal subsidiary, on such date. The Corporation’s Board of Directors has not yet determined to which committees of the Board Mr. Richards will be named.

As a member of the Corporation’s Board of Directors, Mr. Richards will participate in the Corporation’s non-employee director compensation program, which is described in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 10, 2015.

Item 8.01.	Other Events.

On July 22, 2015, the Corporation issued a press release announcing the election of Mr. Richards to the Board of Directors of the Corporation and The Northern Trust Company. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated July 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: July 22, 2015	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Corporate Secretary